 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295
(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2016, Fennec Pharmaceuticals Inc. (the “Company”) held an annual and special meeting of shareholders (the “Meeting”). The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1. The following four (4) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Khalid Islam	5,960,408	2,856	1,153,105
Adrian Haigh	5,960,335	2,929	1,153,105
Chris A. Rallis	5,960,335	2,929	1,153,105
Rostislav Raykov	5,960,335	2,929	1,153,105

2. The resolution to re-appoint Deloitte LLP as independent public accounting firm of the Company and to authorize the Board of Directors to fix their remuneration was approved based on the following vote:

Votes For	7,116,000
Votes Withheld	369
Abstentions	0
Broker Non-Votes	0

3. The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	5,943,978
Votes Against	19,286
Abstentions	0
Broker Non-Votes	1,153,105

4. The resolution to vote for the approval of unallocated stock options was approved based on the following vote:

Votes For	5,943,978
Votes Against	19,359
Abstentions	0
Broker Non-Votes	1,153,105

5. The resolution to vote for the approval of amendments to the stock option plan was approved based on the following vote:

Votes For	5,944,023
Votes Against	19,241
Abstentions	0
Broker Non-Votes	1,153,105

6. The resolution to vote for the approval of extension of options was approved based on the following vote:

Votes For	5,944,024
Votes Against	19,240
Abstentions	0
Broker Non-Votes	1,153,105

7. The resolution to vote for the approval of sale of certain assets was approved based on the following vote:

Votes For	5,944,535
Votes Against	19,729
Abstentions	0
Broker Non-Votes	1,153,105

Item 8.01 Other Events.

On June 6, 2016, Fennec Pharmaceuticals Inc. issued a press release announcing the interim results of SIOPEL 6 study on sodium thiosulfate (STS) presented at the American Association of Clinical Oncology (ASCO) 2016 meeting in Chicago, Illinois. A copy of the press release is filed as Exhibit 99.1 to this Current Report Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release dated June 6, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date June 9, 2016	By:	/s/ Rostislav Raykov
Rostislav Raykov
Chief Executive Officer